UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2008

INTERLINK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21858	77-0056625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

546 Flynn Road, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 484-8855

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Option Award to Chief Executive Officer

On June 24, 2008, Interlink’s Board of Directors granted John A. Buckett, II, Chairman and interim Chief Executive Officer of Interlink, an option to purchase 7,500 shares of Interlink Common Stock. The stock option vests equally over three years, with one third vesting on each of the first three anniversaries of the grant date. Mr. Buckett was granted the stock option in connection with the grant of identical stock options to Interlink’s non-employee directors at the annual meeting of the company’s Board of Directors.

Cancellation of Executive Officer Salary Reductions

On June 24, 2008, Interlink’s Board of Directors cancelled the temporary reduction in the salaries of Mr. John Buckett, Mr. Charles Best, Mr. Rod Vesling and Mr. Farhad Rostamian, the company’s executive officers, which was to be effective as of June 30, 2008. The temporary reduction in executive officer salaries was reported in the company’s Form 8-K filed with the Securities and Exchange Commission on June 2, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2008

INTERLINK ELECTRONICS, INC.

By:	/s/ John A. Buckett, II
Name:	John A. Buckett, II
Title:	Chairman and CEO